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                                    Form 8-K

                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                         April 29, 2002 (April 24, 2002)

                               ALD SERVICES, INC.

             (Exact name of registrant as specified in its charter)

         Nevada                        0-27035                   88-0408274
(State or other jurisdiction    (Commission File Number)      (IRS Employer
    of incorporation)                                     Identification Number)

        6540 Lusk Blvd., Suite C250                                 92121
              San Diego, CA

(Address of principal executive offices)                          (Zip Code)

               Registrant's telephone number, including area code:
                                 (858) 657-0287


          (Former name or former address, if changed since last report)



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Item 1.  Changes in Control of Registrant

(a) In connection with the acquisition described in Item 2 below, a change in control of the Registrant occurred. Control was acquired by the former stockholders of MicroIslet, Inc. ("MicroIslet"), who upon closing of the merger described below, acquired 85% of the post-closing common shares of the Registrant. Previously, the Registrant had been controlled by the Don and Bonnie Saunders Trust, which beneficially owned 74.8% of the outstanding voting shares of the Registrant. In addition, the sole director of the Registrant resigned effective upon the close of business on April 24, 2002, and was replaced by a four-member board of directors consisting of John F. Steel IV, Haro Hartounian, Ph.D, Robert W. Anderson, M.D. and James R. Gavin III, M.D., Ph.D. Certain biographical information concerning these individuals is contained in the Registrant's Information Statement pursuant to Section 14(f) of the Securities Exchange Act of 1934, filed with the Commission on April 15, 2002.

(b) Not applicable.

Item 2. Acquisition or Disposition of Assets

On April 24, 2002, the Registant acquired MicroIslet through a merger of the Registrant's newly-formed, wholly-owned subsidiary with MicroIslet (the "Merger"). MicroIslet's stockholders were issued a total of 19,326,255 shares of the Registrant's authorized but unissued common stock, representing 85% of the post-Merger outstanding shares of the Registrant. In the Merger, MicroIslet common shares were exchanged on a one-for-one basis for the Registrant's common shares, and MicroIslet's Series A Preferred shares were exchanged on a 15.627538-for-one basis for the Registrant's common shares.

Two individuals who were affiliates of the Registrant are also affiliates of American Securities & Investment Company ("ASI"), which served as the placement agent for a private offering of securities by MicroIslet which closed simultaneously with the Merger. Both Thomas K. Russell, the Registrant's former President and Chairman, and Donald G. Saunders, who was the beneficial owner of 74.8% of the Registrant's issued and outstanding common stock pre-Merger, are also principal shareholders of ASI. Mark C. Russell, the brother of Thomas K. Russell, is also a principal shareholder of ASI. Certain trusts affiliated with Mr. Saunders subscribed for 175,000 MicroIslet shares ($1,050,000 gross proceeds) in the private offering. 52,500 of such shares ($315,000 gross proceeds) were purchased by Mr. Saunders as a nominee for a company affiliated with Thomas K. Russell and Mark C. Russell. These investments were on the same terms as all other investments in the private offering. ASI received commissions equal to ten percent of the approximately $4 million in gross offering proceeds, and in connection with the Merger, received an investment banking fee of $200,000 plus 33,334 common shares of the Registrant.

MicroIslet is a biotechnology company engaged in the research, development, and commercialization of patented technologies in the field of transplantation therapy for patients with insulin-dependent diabetes. MicroIslet has licensed several technologies from Duke University Medical Center developed over the last decade for the isolation, culture, storage, and encapsulation (microencapsulation) of insulin-producing islet cells from porcine sources. These proprietary methods are among advances in the field of transplantation that may enable diabetic patients to become free from insulin injections. MicroIslet's ultimate goal is to offer a solution towards a cure for diabetes worldwide.

Item 7.  Financial Statements, Pro Forma Financial Information And Exhibits

(a)      Financial statements of businesses acquired.

To be filed by amendment not later than 60 days after the last date on which this Form 8-K was required to be filed.

(b)      Pro forma financial information.

To be filed by amendment not later than 60 days after the last date on which this Form 8-K was required to be filed.

(c)      Exhibits.

2.1   Merger Agreement and Plan of Reorganization



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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALD SERVICES , INC.

By: /s/ John F. Steel IV
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John F. Steel IV
Chairman and Chief Executive Officer

Date: April 29, 2002